As Filed with the Securities and Exchange Commission on May 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORION GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0097459
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12000 Aerospace Avenue, Suite 300

Houston, Texas 77034

(713) 852-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E. Chipman Earle

Executive Vice President, General Counsel, Chief Administrative Officer,

Chief Compliance Officer and Corporate Secretary

12000 Aerospace Avenue, Suite 300

Houston, Texas 77034

(713) 852-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Curtis R. Hearn Clinton H. Smith Jones Walker LLP 201 St. Charles Avenue New Orleans, Louisiana 70170 (504) 582-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ◻

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

◻ Large accelerated filer	☑ Accelerated filer
◻ Non-accelerated filer (do not check if a smaller reporting company)	☑ Smaller reporting company
◻ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ◻

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2024

PROSPECTUS

ORION GROUP HOLDINGS, INC.

$150,000,000

Common stock

Preferred stock

Warrants

Rights

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or shares of preferred stock, or rights to purchase any of the foregoing securities. The preferred stock may be convertible into or exchangeable or exercisable for other securities. We may sell any combination of the above described securities, in one or more offerings, in amounts, at prices, and on terms determined by market conditions at the time of the offerings. We refer to the shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or shares of preferred stock, and rights to purchase any of the foregoing securities collectively as the “securities.”

This prospectus provides a general description of the securities we may offer, and the general manner in which we will offer these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement. Each prospectus supplement may also add information or update information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement, and any information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock trades on the New York Stock Exchange under the symbol “ORN”.

Investing in our securities involves risks, including the risks described in our Annual Report on Form 10−K for the fiscal year ended December 31, 2023 (filed with the Securities and Exchange Commission on March 1, 2024), the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as discussed on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS3

WHERE YOU CAN FIND MORE INFORMATION 3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE4

ORION GROUP HOLDINGS, INC. 4

RISK FACTORS 5

USE OF PROCEEDS 6

DESCRIPTION OF CAPITAL STOCK7

DESCRIPTION OF WARRANTS12

DESCRIPTION OF RIGHTS 13

PLAN OF DISTRIBUTION14

LEGAL MATTERS17

EXPERTS17

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell, from time to time, any of, or any combination of, securities described in this prospectus in one or more offerings, for an aggregate offering price of up to $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including the specific terms of the securities. The prospectus supplement may also add to, update or change information in this prospectus. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Before you invest in our securities, we urge you to read carefully this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.” In addition, we have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained in or specifically incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that time.

Unless the context requires otherwise, or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “we,” “us,” or “our” are to Orion Group Holdings, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference herein may contain forward-looking statements as such term is defined within the meaning of the “safe harbor” provisions of Section 27A of the Securities Exchange Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All statements other than statements of historical facts, including those that express a belief, expectation, or intention are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, conversion of backlog, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control, including unforeseen productivity delays and other difficulties encountered in project execution, levels of government funding or other governmental budgetary constraints, contract modifications and changes, including change orders and contract cancellation at the discretion of the customer. These and other important factors, including those described under “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 (as filed with the Securities and Exchange Commission on March 1, 2024) may cause our actual results, performance- or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements contained in or incorporated by reference into this prospectus speak only as of the date made and we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act to register the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and its attached exhibits.

In addition, we are subject to the reporting requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We also make available, free of charge, on our website, at http://www.oriongroupholdingsinc.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and proxy statements, and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and take the place of this information. We are incorporating by reference in this prospectus the following documents filed with the SEC under the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable SEC rules):

●	Annual Report on Form 10-K for the year ended December 31, 2023 (including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders filed with SEC on April 3, 2024);

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

●	Current Reports on Form 8-K as filed with the SEC on February 20, 2024, March 25, 2024, and May 17, 2024; and

●	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC on May 13, 2009.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Orion Group Holdings, Inc.

Attn: E. Chipman Earle

12000 Aerospace Avenue, Suite 300

Houston, Texas 77034

(713) 852-6500

ORION GROUP HOLDINGS, INC.

We are a leading specialty construction company serving the infrastructure, industrial, and building sectors, providing services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through our marine segment and our concrete segment. Our marine segment provides construction and dredging services including marine transportation facility construction, marine pipeline construction, marine environmental structures construction, dredging of waterways, channels and ports, environmental dredging, design, and specialty services related to marine construction, fabrication, and dredging. Our concrete segment provides turnkey concrete construction services including concrete surface place and finish, site preparation, layout, forming, and rebar placement for large commercial, structural and other associated business areas.

Our principal executive offices are located at 12000 Aerospace Avenue, Suite 300, Houston, Texas 77034, and our telephone number at this address is (713) 852-6500. Our website is www.oriongroupholdingsinc.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent annual report on Form 10−K and in our quarterly reports on Form 10−Q filed subsequent to the annual report on Form 10−K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus to fund general corporate purposes, including:

●	working capital needs;

●	capital expenditures;

●	extinguishment of debt; and

●	possible future acquisitions.

The actual application of proceeds from the sale of any particular securities issued hereunder will be described in the applicable prospectus supplement relating to such securities. We may invest funds not required immediately for these purposes in marketable securities and short term investments. The precise amount and timing of the application of these proceeds will be dependent upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is only a summary of the information contained in our amended and restated certificate of incorporation. You should read this description together with our amended and restated certificate of incorporation and bylaws. Selected provisions of our organizational documents are summarized below. We have filed copies of our organizational documents with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above for information on how to obtain copies of them.

General

As of December 31, 2023, we had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock, par value $0.01 per share (our “common stock”).

Common Stock

Authorized Shares. Our charter authorizes us to issue up to 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.01 per share (“preferred sock”). The Company’s Board of Directors (the “Board”) is authorized to issue preferred stock from time to time in one or more series and, with respect to each series of preferred stock, to fix the number of shares to constitute the series and the rights and preferences of the shares of any series so established, provided such actions are compliant with the Delaware General Corporation Law (the “DGCL”). As of December 31, 2019, we only have one outstanding class of common stock and there are no outstanding shares of preferred stock.

Voting Rights. All voting rights are vested in the holders of common stock. Each registered holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders of the Company. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the stockholders meeting and entitled to vote in such election. When a quorum is present at any meeting of the stockholders, any matter to be voted upon by the stockholders at such meeting is decided by a majority of the votes and shares present or represented and voting on the matter. Our stockholders may not cumulate their votes in the election of directors or any other matter.

Dividend Rights. Subject to the rights that may be granted to any holders of preferred stock, dividends on common stock, if any, as may be declared by the Board out of funds legally available therefor, would be payable ratably in proportion to the number of shares of common stock held by the holders of common stock.

Liquidation and Dissolution. Upon a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company which may be available after the payment of all debts and other liabilities, and after distribution in full of all preferential amounts distributed to holders of any series outstanding of preferred stock.

Preemptive and Other Rights. Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Limitations on Ownership by Non-U.S. Citizens. The Company is subject to and complies with the applicable citizenship requirements of the Foreign Dredge Act of 1906, 46 U.S.C. section 55109, as amended; the Merchant Marine Act of 1920, 46 U.S.C. section 55101, et. seq., as amended; the Shipping Act of 1916, 46 U.S.C. section 50501, as amended; and any other U.S. maritime, shipping, and vessel regulations and laws requiring or relating to the ownership or control of the Company for purposes of owning and operating vessels in the U.S. coastwise trade (collectively, the “U.S. Maritime Laws”). These U.S. Maritime Laws prohibit foreign ownership or control of persons engaged in the transport of merchandise or passengers or dredging in the navigable waters of the U.S. A corporation is considered to be foreign-owned or controlled if, among other things, 25% or more of the ownership or voting interests with respect to its equity stock is held by non-U.S. citizens. If we should fail to comply with such requirements, our vessels would lose their eligibility to engage in coastwise trade or dredging within U.S. domestic waters. Therefore, the Company limits the percentage of the shares of any class of the Company’s capital stock that is owned by a non-US citizen, in order to comply with such requirements. To facilitate our compliance, our charter includes the following provisions:

●	limits ownership by non-U.S. citizens of any class or series of our capital stock (including our common stock) to 23%;

●	requires us to withhold dividends and suspend voting rights with respect to any shares held by non-U.S. citizens;

●	permits a stock certification system with two types of certificates to aid tracking of ownership;

●	permits us to redeem any shares held by non-U.S. citizens so that our foreign ownership is less than 23%; and

●	permits us to take measures to ascertain ownership of our stock.

Stockholders and proposed transferees may be required to certify whether they are U.S. citizens before purchasing or transferring our common stock. If a stockholder or a proposed transferee cannot make such certification, or if a proposed sale or transfer of our shares of Common would result in the ownership by non-U.S. citizens of 23% or more of our common stock, the stockholder may not be allowed to purchase or transfer our common stock. All certificates representing the shares of our common stock will bear legends referring to the foregoing restrictions. In addition, our charter permits us to establish and maintain a dual stock certificate system under which different forms of certificates may be used to reflect whether the owner is a U.S. citizen.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. There are currently no shares of preferred stock outstanding.

The issuance of shares of the preferred stock by our board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights, and may be convertible into shares of common stock.

When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

●	the title or designation of the series;

●	the number of shares of the series, which our board of directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

●	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

●	the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

●	the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

●	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of the Company or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

●	whether the preferred stock being offered will be listed on any securities exchange;

●	if necessary, a discussion of certain U.S. federal income tax considerations applicable to the preferred stock being offered;

●	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

●	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the articles then in effect or the by-laws then in effect.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable.

Liability and Indemnification of Officers, Directors and Certain Affiliates

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable under the DGCL:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

●	for any transaction for which the director derived an improper personal benefit.

If the DGCL is amended to authorize the further elimination or limitation of director’s liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. We may also indemnify employees and others and advance expenses to them in connection with legal proceedings.

We have entered into separate indemnification agreements with our directors and certain officers that provide our directors and such officers and any partnership, corporation, trust or other entity of which such director or officer is or was a partner, stockholder, trustee, director, officer, employee or agent (“Indemnitees”), with additional indemnification and related rights, particularly with respect to indemnification procedures and directors’ and officers’ insurance coverage. The indemnification agreements require us, among other things, to indemnify the

Indemnitees, to the fullest extent permitted under applicable law, against liabilities that may arise by reason of the directors’ or officers’ acts or omissions while providing service to us, other than liabilities arising from acts or omissions:

●	regarding enforcement of the indemnification agreement, if not taken in good faith,

●	relating to the purchase and sale by an Indemnitee of securities in violation of Section 16(b) of the Exchange Act,

●	subject to certain exceptions, in the event of claims initiated or brought voluntarily by an Indemnitee, not by way of defense, counterclaim or cross claim, or

●	for which applicable law or the indemnification agreements prohibit indemnification.

An Indemnitee will be entitled to receive advance amounts for expenses such Indemnitee incurs in connection with claims or actions against such Indemnitee unless a court having jurisdiction over the claim makes a final judicial determination that such Indemnitee is prohibited from receiving indemnification. Furthermore, we are not responsible for indemnifying an Indemnitee if an independent reviewing party (a party not involved in the pending claim) determines that such Indemnitee is not entitled to indemnification under applicable law, unless a court of competent jurisdiction determines that such Indemnitee is entitled to indemnification. We believe that these indemnification arrangements are important to our ability to attract and retain qualified individuals to serve as directors.

We obtained directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on any breaches of duty, negligence, or other wrongful acts, including violations of securities laws, unless such a violation is based on any deliberate fraudulent act or omission or any willful violation of any statute or regulation.

These provisions may have the practical effect in certain cases of eliminating the ability of our stockholders to collect monetary damages from our directors and officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Certain Anti-Takeover Provisions of the DGCL, our Charter, and our Bylaws

Certain provisions of the DGCL and our charter and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction or other attempts to influence or replace our incumbent directors and officers. These provisions are summarized below.

Delaware Anti-Takeover Statute. We have elected to be subject to Section 203 of the DGCL, an anti-takeover law. Subject to certain exceptions, this law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless the business combination or acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, under Section 203, an “interested stockholder” is a person or entity who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) fifteen percent (15%) or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Classified Board. Under our charter, our Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. At each annual meeting of stockholders, successors to the class of directors whose terms expires at that annual meeting are and will be elected for a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board.

Authorized But Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issues without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy context, tender offer, merger or otherwise.

Filling Board Vacancies; Removal. Our charter provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to our Board or to our President. Directors may be removed only for cause upon the affirmative vote of the holders of 75% of the voting power of the outstanding shares of capital stock voting together as a single class.

No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors or on any other matter.

Advance Notice Requirement for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary and comply with certain specified procedural requirements.

No Stockholder Action by Written Consent; Special Meeting. Our charter precludes stockholders from initiating or effecting any action by written consent and thereby taking actions opposed by our Board in that manner. Our bylaws also provide that special meeting of stockholders may be called only by our Board.

Limitations on Ownership by Non-U.S. Citizens. As described above under “Limitations on Ownership by Non-U.S. Citizens,” certain provisions of our charter designed to ensure our compliance with U.S. Maritime Laws may have an anti-takeover effect by limiting the percentage ownership of our capital stock by non-U.S. citizens.

Amendments to Our Charter and Bylaws. Pursuant to the DGCL and our charter, certain anti-takeover provisions of our certificate of incorporation may not be repealed or amended, in whole or in part, without the approval of at least 80% of the outstanding stock entitled to vote. Our charter permits our Board to adopt, amend and repeal our bylaws. Our charter also provides that our bylaws can be amended by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ORN.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

●	the number of, and type of, securities purchasable upon exercise of the warrants;

●	the price at which the number of, and type of securities may be purchased upon exercise of the warrants;

●	the date on which the right to exercise the warrants commences and the date on which such right shall expire;

●	applicable U.S. federal income tax considerations, if any;

●	the aggregate number of warrants outstanding; and

●	any other terms of such warrants.

Warrants will be issued in registered form only and offered and exercisable in U.S. dollars. At the close of business on the expiration date, unexercised warrants will become void.

We have not issued any warrants to date.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable U.S. federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement from time to time in one or more of the following ways:

●	to underwriters or broker-dealers;through agents;

●	directly to investors or to institutional investors; or

●	through a combination of any of the above methods of sale.

The securities offered from time to time may be sold in one or more transactions at:

●	market prices prevailing at the time of sale;

●	prices related to market prices;

●	negotiated prices; or

●	at a fixed public offering price or prices, which may be changed from time to time.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by them;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved. Broker-dealers may act as agents or may purchase securities as principal and thereafter resell the securities from time to time:

●	in or through one or more transactions (which may involve cross transactions and block trades) or distributions;

●	on the New York Stock Exchange; or

●	in private transactions.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in the applicable prospectus supplement, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement.

If we use an underwriter or underwriters in the offer and sale of securities under this prospectus and the accompanying prospectus supplement, we will execute an underwriting agreement with such underwriter(s) for the sale. The name(s) of such underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities under this prospectus and such prospectus supplement. The securities will be acquired by the underwriters for their own accounts and may be sold by the underwriters from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

We may sell directly to, and solicit offers from, institutional investors, individuals, or the public. We will describe the terms of any such sales in a prospectus supplement.

If we use a dealer in the sale of the securities under this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize underwriters or their agents to solicit offers by certain institutional investors to purchase our securities pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Certain of the underwriters, dealers or agents used by us in any offering may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. The terms of any indemnification provisions will be set forth in a prospectus supplement.

Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities in accordance with Regulation M under the Exchange Act but only in the case of a fixed-price offering. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If underwriters create a short position in the securities in connection with the offering thereof (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it was to discourage resales of the security by purchasers in the offering.

Neither we nor any of the underwriters, if any, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, make any representation that the representatives of the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Each series of securities covered by this prospectus would be a new issue with no established trading market, other than our common stock which is listed on the New York Stock Exchange. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. Other than the common stock, the securities offered by this prospectus and any prospectus supplement may or may not be listed on a national securities exchange, a foreign securities exchange or eligible for quotation or trading on the New York Stock Exchange.

Any underwriters for whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot provide any assurance to you concerning the market for, or liquidity of, any of the securities covered by this prospectus and any prospectus supplement.

Under the securities laws of some states, the securities registered by the registration statement of which this prospectus forms a part may be sold in those states only through licensed brokers or dealers.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana. Any underwriter will be advised about other issues related to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Orion Group Holdings, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$22,140
Printing expenses	$	*
Transfer agent and registrar fees	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

●	for any transaction for which the director derived an improper personal benefit.

As permitted by the DGCL, our certificate of incorporation provides that:

●	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

●	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

●	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

●	the rights conferred in our certificate of incorporation are not exclusive.

The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act of 1933.

Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents. Orion Group Holdings, Inc. and its subsidiaries are covered by liability insurance policies which indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Item 16. Exhibits

The exhibits listed on the Exhibit Index to this Registration Statement are hereby incorporated by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

3.1

Amended and Restated Certificate of Incorporation of Orion Group Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission on August 5, 2016 (File No. 001-33891)).

3.2

Amended and Restated Bylaws of Orion Group Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission on August 5, 2016 (File No. 001-33891)).

4.1

Description of Registered Securities of Orion Group Holdings, Inc. (Incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on February 28, 2020 (File No. 001-338911).

4.2**	Form of Warrant Agreement.

4.3**	Form of Subscription Rights Certificate.

4.4**	Form of Subscription Rights Agreement.

5.1*	Opinion of Jones Walker LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Jones Walker (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).
107*	Filing Fee Table.

*Filed herewith.

**To be filed by amendment or in a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 17, 2024.

ORION GROUP HOLDINGS, INC.

By:	/s/ Travis J. Boone

Travis J. Boone President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Travis J. Boone, Scott Thanisch and E. Chipman Earle, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

President, Chief
/s/ Travis J. Boone	Executive Officer and Director	May 17, 2024
Travis J. Boone	(Principal Executive Officer)

/s/ Scott Thanisch	Chief Financial Officer	May 17, 2024
Scott Thanisch	(Principal Financial
and Accounting Officer)

/s/ Austin J. Shanfelter	Chairman of the Board	May 17, 2024
Austin J. Shanfelter

/s/ Thomas N. Amonett	Director	May 17, 2024
Thomas N. Amonett

/s/ Michael J. Caliel	Director	May 17, 2024
Michael J. Caliel

/s/ Margaret M. Foran	Director	May 17, 2024
Margaret M. Foran

/s/ Quentin P. Smith, Jr.	Director	May 17, 2024
Quentin P. Smith, Jr.

/s/ Mary E. Sullivan	Director	May 17, 2024
Mary E. Sullivan